UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 26, 2014

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(a)                                 June 26, 2014 — Annual Meeting

(b)                                 The shareholders elected thirteen directors to serve until the annual meeting in 2015, or until their successors have been elected and qualified; approved the 2014 Long-Term Incentive and Cash Bonus Plan; approved executive compensation on an advisory basis;  and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the year 2014.  The shareholders defeated a shareholder proposal to recommend a report assessing human rights risks, and a shareholder proposal regarding extended producer responsibility for post-consumer package recycling of private label brands.  The final results are as follows:

To Serve Until 2015

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

Reuben V. Anderson	393,796,569	8,790,169	2,147,059	32,851,740

Robert D. Beyer	393,338,087	9,158,879	2,236,831	32,851,740

David B. Dillon	393,451,361	9,597,941	1,684,495	32,851,740

Susan J. Kropf	397,496,271	5,133,930	2,103,596	32,851,740

David B. Lewis	397,362,369	5,372,911	1,998,517	32,851,740

W. Rodney McMullen	396,967,737	5,825,036	1,941,024	32,851,740

Jorge P. Montoya	399,709,844	2,875,406	2,148,547	32,851,740

Clyde R. Moore	393,149,993	9,152,878	2,430,926	32,851,740

Susan M. Phillips	396,657,193	5,979,321	2,097,283	32,851,740

Steven R. Rogel	392,999,391	9,533,005	2,201,401	32,851,740

James A. Runde	399,868,276	2,850,450	2,015,071	32,851,740

Ronald L. Sargent	387,889,142	14,811,817	2,032,838	32,851,740

Bobby S. Shackouls	393,401,361	8,962,063	2,370,373	32,851,740

	For	Against	Abstain	Broker Non-Votes
Approve 2014 Long-Term Incentive and Cash Bonus Plan	288,205,814	114,124,721	2,403,262	32,851,740

	For	Against	Abstain	Broker Non-Votes
Advisory vote approving executive compensation	386,293,662	14,983,469	3,456,666	32,851,740

	For	Against	Abstain
Approve PricewaterhouseCoopers LLP as auditors for 2014	430,212,929	5,139,023	2,233,585

	For	Against	Abstain	Broker Non-Votes
Shareholder proposal (regarding publishing a report assessing human rights risks)	129,864,253	204,873,366	69,996,178	32,851,740

	For	Against	Abstain	Broker Non-Votes
Shareholder proposal (regarding extended producer responsibility for post-consumer packaging of private label brands)	44,772,104	308,422,696	51,538,997	32,851,740

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 27, 2014	By:	/s/ Christine Wheatley
Christine Wheatley
Group Vice President, Secretary
General Counsel